EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-259233) of Professional Holding Corp.,

2.Registration Statement (Form S-8 No. 333-259234) pertaining to the 2014 Associate Stock Purchase Plan of Professional Holding Corp., and

3.Registration Statement (Form S-8 No. 333-237536) pertaining to the 2019 Equity Incentive Plan of Professional Holding Corp.;

of our report dated March 31, 2022, with respect to the consolidated financial statements of Professional Holding Corp. included in this Annual Report (Form 10-K) of Professional Holding Corp. for the year ended December 31, 2021

/s/ Ernst & Young LLP

Birmingham, Alabama
March 31, 2022

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